                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                      STEINWAY MUSICAL INSTRUMENTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

        ------------------------------------------------------------------------

                       STEINWAY MUSICAL INSTRUMENTS, INC.
                                800 SOUTH STREET
                                   SUITE 425
                          WALTHAM, MASSACHUSETTS 02453
                                 (781) 894-9770

                                                                    May 11, 1999

Dear Stockholders:

    Our Annual Meeting of Stockholders will be held on June 11, 1999, at 4:00 p.m., at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts 02451. We urge you to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key personnel responsible for management of your Company and to cover any questions you may have.

    The formal Notice of Meeting, the Proxy Statement and the proxy card are enclosed. A copy of the Annual Report to Stockholders describing the Company's operations during the year ended December 31, 1998 is also enclosed.

    Messrs. Kirkland and Messina, who own 100% of the Class A Common Stock, have advised the Company that they intend to vote their shares of Class A Common Stock consistent with the recommendations of the Board of Directors set forth in the attached Proxy Statement. The Class A Common Stock presently represents 84% of the combined voting power of the Class A Common Stock and the Ordinary Common Stock. Therefore, stockholder approval in accordance with the Board of Directors' recommendations is assured.

    We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

    If you have shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each of the proxy cards you receive so that all of your shares may be voted. We look forward to meeting you at the Annual Meeting of Stockholders.

                                          Very truly yours,

                                               [SIGNATURE]

                                          Dana D. Messina
                                          CHIEF EXECUTIVE OFFICER

                       STEINWAY MUSICAL INSTRUMENTS, INC.
                                800 SOUTH STREET
                                   SUITE 425
                          WALTHAM, MASSACHUSETTS 02453
                                 (781) 894-9770

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 1999

                            ------------------------

    The Annual Meeting of Steinway Musical Instruments, Inc. (the "Company") will be held on June 11, 1999, at 4:00 p.m., at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts 02451, for the following purposes:

    1. To elect five (5) directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

    2. To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 31, 1999; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on May 3, 1999 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are urged to attend the meeting in person or by proxy.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PREPAID RETURN ENVELOPE. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                          By Order of the Board of Directors,

                                                       [SIGNATURE]

                                          Dennis M. Hanson
                                          SECRETARY

Waltham, Massachusetts
May 11, 1999

                       STEINWAY MUSICAL INSTRUMENTS, INC.

                                ----------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

SOLICITATION AND REVOCATION OF PROXIES

    The enclosed proxy is solicited by and on behalf of the Board of Directors of Steinway Musical Instruments, Inc. (the "Company") for use in connection with the Annual Meeting of Stockholders to be held on the 11th day of June, 1999 at 4:00 p.m. (the "Annual Meeting") and at any and all adjournments thereof.

    The persons named as proxies were designated by the Board of Directors and are officers and/or directors of the Company. Any proxy may be revoked or superseded by executing a proxy bearing a later date or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. All proxies which are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR the election of the director nominees listed below and FOR the ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Company.

    This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about May 11, 1999. The entire cost of the solicitation of proxies will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their reasonable expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company's common stock. It is contemplated that this solicitation will be primarily by mail. In addition, some of the officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile or cable.

    Messrs. Kirkland and Messina have advised the Company that they intend to vote all of their shares of Class A Common Stock in favor of the election of the five nominees recommended by the Board of Directors and the appointment of Deloitte & Touche LLP to serve as the Company's independent public accountants to audit the Company's financial statements for 1999. Such action by Messrs. Kirkland and Messina is sufficient to elect such directors and to appoint the independent public accountants without any action on the part of any other holder of common stock.

VOTING AT THE MEETING

    Only stockholders of record at the close of business on May 3, 1999 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes two classes of common stock, designated as Ordinary Common Stock and Class A Common Stock. Each share of Ordinary Common Stock and Class A Common Stock entitles the record holder to one vote and 98 votes, respectively, on any action to be taken at the Annual Meeting, unless Delaware law provides otherwise. As of April 3, 1999, there were 8,766,572 and 477,953 shares of Ordinary Common Stock and Class A Common Stock, respectively, outstanding. As of that date, all shares of Class A Common Stock were owned by Kyle R. Kirkland and Dana D. Messina, Chairman of the Board and Chief Executive Officer of the Company, respectively, representing 84% of the combined voting power of the Class A Common Stock and Ordinary Common Stock. Neither the holders of the Ordinary Common Stock nor the holders of Class A Common Stock have cumulative voting rights.

    The stockholders of the Company have no dissenters or appraisal rights in connection with any of the items scheduled to be presented to the stockholders at the Annual Meeting.

VOTE REQUIRED

    The election of director nominees requires a plurality of the votes cast in person or by proxy at the Annual Meeting. Under Delaware law, the Certificate of Incorporation and the Company's bylaws, shares as to which a stockholder abstains or withholds from voting on the election of directors and shares as to which a broker indicates that it does not have discretionary authority to vote ("broker non-votes") on the election of directors will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.

    Ratification of the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the 1999 fiscal year requires the affirmative vote of the holders of at least a majority of the aggregate votes cast at the meeting. Under Delaware law, the Certificate of Incorporation and the Company's bylaws, shares as to which a stockholder abstains or withholds from voting on the ratification of independent public accountants and broker non-votes have the same effect as a vote against such ratification.

                             ELECTION OF DIRECTORS

    The Certificate of Incorporation fixes the number of directors at not less than three and not more than nine, with the exact number to be set by resolution of the Board of Directors. The Board of Directors has set the authorized number of directors at five and proposes the election of five directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless the authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting for the election of the five nominees presented below. Except as set forth below, persons named as proxies may not vote for the election of any person to the office of director for which a bona fide nominee is not named in the Proxy Statement. All nominees have consented to serve as directors for the ensuing year and have previously served as directors of the Company. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed proxy will vote for any substitute nominee designated by the Board of Directors.

INFORMATION REGARDING THE NOMINEES

    Set forth below are the names, ages, positions and offices held and a brief account of the business experience for each of the persons to be nominated as a director by the Board of Directors at the Annual Meeting.

               NOMINEES FOR DIRECTORS FOR TERMS EXPIRING IN 2000

    KYLE R. KIRKLAND, CHAIRMAN OF THE BOARD AND DIRECTOR (AGE 36). Mr. Kirkland has served as a director of the Company since 1993. Mr. Kirkland has been a principal of Kirkland Messina, Inc. since 1994. Mr. Kirkland was a Senior Vice President of a Los Angeles-based investment bank from 1991 to 1994, where he was responsible for its private placement financing activities. From 1990 to 1991, Mr. Kirkland was employed by Canyon Partners as a Vice President. From 1988 to 1990, he was employed by Drexel Burnham Lambert in its High Yield Bond Department.

    DANA D. MESSINA, CHIEF EXECUTIVE OFFICER AND DIRECTOR (AGE 37). Mr. Messina has served as a director of the Company since 1993. Mr. Messina has been a principal of Kirkland Messina, Inc. since 1994. Mr. Messina was a Senior Vice President of a Los Angeles-based investment bank from 1990 to 1994, where he was responsible for all of its corporate finance and merchant banking activities. From 1987 to 1990, he was employed at Drexel Burnham Lambert in its High Yield Bond Department.

    THOMAS T. BURZYCKI, PRESIDENT--SELMER AND DIRECTOR (AGE 55). Mr. Burzycki has served as a director of the Company since 1993. Mr. Burzycki joined The Selmer Company, Inc., a wholly-owned subsidiary of the Company ("Selmer"), in 1990 as President. From 1978 to 1990, Mr. Burzycki held various financial and operational positions with United Musical Instruments, including President from 1985 to 1990. He has served on numerous industry and music education committees.

    BRUCE A. STEVENS, PRESIDENT--STEINWAY AND DIRECTOR (AGE 56). Mr. Stevens has served as a director of the Company since 1995. Mr. Stevens was employed by the Polaroid Corporation for 18 years, where he held various positions including Director of Marketing for all of Polaroid's international business. He joined Steinway & Sons, an indirect wholly-owned subsidiary of the Company ("Steinway"), in 1985 when Steinway was acquired from Columbia Broadcasting System television network. He has served on numerous industry and music education committees.

    PETER MCMILLAN, DIRECTOR (AGE 41). Mr. McMillan has served as a director of the Company since July 1996. Mr. McMillan is Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc. As Chief Investment Officer, Mr. McMillan has overall investment management responsibility for the major asset classes in SunAmerica's portfolio, including government securities, mortgage-backed securities, public and private bonds, and commercial and residential mortgages. Mr. McMillan joined SunAmerica Investments, Inc. in 1989 after managing the fixed-income portfolio for Aetna Life Insurance and Annuity Company.

    Each director of the Company is elected for a period of one year and serves until his successor is duly elected and qualified. For information regarding the beneficial ownership of Ordinary Common Stock and Class A Common Stock by each nominee, see "Principal Stockholders."

MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors took action on four separate occasions during 1998. In addition to actions of the full Board, directors also took action through Board committees. The Board of Directors has standing Audit, Compensation and Option Committees. The Board of Directors does not have a standing Nominations Committee. None of the members of the Board of Directors participated in less than 75% of the meetings of the Board of Directors held or of the total number of meetings held by all committees of the Board of Directors on which various members served during the year ended December 31, 1998. The current members of each of the Board of Directors' committees are listed below.

THE AUDIT COMMITTEE

    The current member of the Audit Committee is Mr. McMillan. The Audit Committee assists the Board of Directors in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The Audit Committee took action once during 1998.

THE COMPENSATION COMMITTEE

    The current members of the Compensation Committee are Messrs. Kirkland and Messina. The Compensation Committee sets the compensation for the executive officers of the Company and administers the Company's compensation programs. The Compensation Committee took action three times during 1998.

THE OPTION COMMITTEE

    The current members of the Option Committee are Messrs. Kirkland, Messina and McMillan. The Option Committee was formed prior to the Company's initial public offering of shares of Ordinary Common Stock, which occurred on August 1, 1996 (the "IPO"), to administer the Steinway Musical Instruments, Inc. 1996 Stock Plan (the "Stock Plan") and the Steinway Musical Instruments, Inc. 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The Option Committee took action twice during 1998.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
                 ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

    Set forth below are the names, ages, positions and offices held and a brief account of the business experience for each executive officer and director of the Company.

NAME                                           AGE                        POSITION
-----------------------------------------      ---      ---------------------------------------------
Kyle R. Kirkland.........................          36   Chairman of the Board and Director
Dana D. Messina..........................          37   Chief Executive Officer and Director
Thomas T. Burzycki.......................          55   President--Selmer and Director
Bruce A. Stevens.........................          56   President--Steinway and Director
Dennis M. Hanson.........................          44   Chief Financial Officer and Secretary
Michael R. Vickrey.......................          56   Executive Vice President
Thomas Kurrer............................          50   Managing Director, Steinway--Germany
Peter McMillan...........................          41   Director

    For biographical information concerning Kyle R. Kirkland, Dana D. Messina, Thomas T. Burzycki, Bruce A. Stevens and Peter McMillan, see "Nominees for Directors for Terms Expiring in 2000."

    DENNIS M. HANSON, CHIEF FINANCIAL OFFICER AND SECRETARY. Mr. Hanson serves as the Company's Chief Financial Officer, Secretary and General Counsel. Mr. Hanson started his career in public accounting at Haskins and Sells in 1976. In 1980, he joined Computervision Corporation, where he held various financial positions including Vice President of Audit. He joined Steinway in 1988 as Vice President Finance and assumed duties as General Counsel in 1993.

    MICHAEL R. VICKREY, EXECUTIVE VICE PRESIDENT. Mr. Vickrey has been employed by Selmer since 1970. He has held the positions of Controller, Accounting Manager, Cost Accounting Manager and Regional Credit Manager. Prior to joining Selmer, Mr. Vickrey spent seven years in the banking industry, specializing in commercial finance.

    THOMAS KURRER, MANAGING DIRECTOR, STEINWAY--GERMANY. Mr. Kurrer joined Steinway in 1989 as Managing Director of the Hamburg facility. Mr. Kurrer was employed by the German-American Chamber of Commerce in New York from 1976 to 1978. Between 1978 and 1989, he held various positions of increasing responsibility with the Otto Wolff-Group, a conglomerate of steel and machinery equipment companies. Mr. Kurrer's last position with the Otto Wolff-Group was Managing Director of Wirth GmbH.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth the annual compensation paid and accrued by the Company for services rendered during the fiscal years ended December 31, 1998, 1997 and 1996 to (i) the Company's Chairman of the Board and the Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company and the Managing Director of Steinway-Germany serving at the end of the last completed fiscal year (each a "Named Executive Officer").

                         SUMMARY COMPENSATION TABLE(1)

                                                                                                          LONG-TERM
                                                                                                     COMPENSATION AWARDS
                                                                     ANNUAL COMPENSATION             -------------------
                                                          -----------------------------------------      SECURITIES
                                                                                    OTHER ANNUAL     UNDERLYING OPTIONS
NAME AND PRINCIPAL POSITION                 FISCAL YEAR     SALARY      BONUS       COMPENSATION             (#)
-----------------------------------------  -------------  ----------  ----------  -----------------  -------------------
Kyle R. Kirkland.........................         1998        --          --                   (2)           --
  Chairman of the Board                           1997        --          --                   (2)           --
                                                  1996        --          --                   (2)           70,750

Dana D. Messina..........................         1998        --          --                   (2)           --
  Chief Executive Officer                         1997        --          --                   (2)           --
                                                  1996        --          --                   (2)           70,750

Thomas T. Burzycki.......................         1998    $  268,000  $  285,000(4)        --                --
  President--Selmer                               1997    $  268,000  $  375,000         --                  --
                                                  1996    $  268,000  $  367,000         --                  20,000

Bruce A. Stevens.........................         1998    $  387,000  $  193,500         --                  --
  President--Steinway                             1997    $  372,000  $  168,000         --                  --
                                                  1996    $  353,462  $  180,954(3)        --                33,000

Dennis M. Hanson.........................         1998    $  211,000  $  165,500         --                  --
  Chief Financial Officer                         1997    $  201,000  $  147,000         --                  --
    and Secretary                                 1996    $  182,600  $  153,525(3)        --                26,500

Michael R. Vickrey.......................         1998    $  100,000  $  190,000(4)        --                --
  Executive Vice President                        1997    $  100,000  $  235,000         --                  --
                                                  1996    $  100,000  $  175,000         --                  14,500

Thomas Kurrer(5).........................         1998    $  238,408  $   72,118         --                  --
  Managing Director,                              1997    $  234,713  $   77,448         --                  --
  Steinway--Germany                               1996    $  265,980  $  116,292(3)        --                24,500

------------------------

(1) The table does not include the cost for personal benefits made available by the Company. However, no executive officer named in the Summary Compensation Table received such compensation in excess of the lesser of $50,000 or 10% of such officer's cash compensation, nor did all executive officers together receive such other compensation in excess of the lesser of $50,000 times the number of such executive officers or 10% of such officers' aggregate cash compensation.

(2) Prior to the Company's IPO, Messrs. Kirkland and Messina received compensation indirectly pursuant to management agreements with subsidiaries of the Company which allowed, subject to certain performance criteria, the payment of $400,000 in the aggregate. Effective August 1, 1996, these management agreements were replaced with agreements which allow for a payment of $200,000 for each of Messrs. Kirkland and Messina. See "Employment Contracts" below. In connection with the Company's IPO, Kirkland Messina, Inc., a company owned by Messrs. Kirkland and Messina, received a fee of $1.0 million for arranging, negotiating, obtaining bank waivers and other required consents, financial and market analyses and other similar consulting and investment banking services. See "Related Party Agreements" below.

(3) Bonus amount includes payments made during 1996 for the July 1 through December 31, 1995 period as well as amounts earned for the fiscal year ended December 31, 1996.

(4) Amount reflects estimated payments in accordance with the bonus plan formula. Final approval by the Compensation Committee and disbursement has not yet been completed as of the date of this statement.

(5) Mr. Kurrer's compensation information contained in this Proxy Statement has been converted from Deutsche marks to U.S. dollars based upon an average foreign exchange rate.

OPTION GRANTS IN 1998

    During 1998 no options were granted to the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN 1998 AND YEAR END OPTION VALUES

    The following table provides information related to the exercise of certain options to purchase the Company's Ordinary Common Stock by the Named Executive Officers during 1998 and the number and value of options held by the Named Executive Officers as of the year ended December 31, 1998.

                                                                       NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED OPTIONS     VALUE OF UNEXERCISED
                                                                                AT                 IN-THE-MONEY OPTIONS AT
                                                        VALUE           DECEMBER 31, 1998            DECEMBER 31, 1998(1)
                               SHARES ACQUIRED ON     REALIZED    ------------------------------  --------------------------
NAME                              EXERCISE (#)           ($)       EXERCISABLE    UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------------------  ---------------------  -----------  -------------  ---------------  -----------  -------------
Kyle R. Kirkland............           --                --            28,300          42,450      $ 180,413     $ 270,619
Dana D. Messina.............           --                --            28,300          42,450        180,413       270,619
Thomas A. Burzycki..........            4,000         $  40,125         4,000          12,000         25,500        76,500
Bruce A. Stevens............           --                --            13,200          19,800         84,150       126,225
Dennis M. Hanson............           --                --            10,600          15,900         67,575       101,363
Michael R. Vickrey..........           --                --             5,800           8,700         36,975        55,463
Thomas Kurrer...............           --                --             9,800          14,700         62,475        93,713

------------------------------

(1) Value based on a fair market value of Common Stock of $25.375 on December 31, 1998, less the option exercise price.

EMPLOYMENT CONTRACTS

    The Company has entered into an agreement with Kyle R. Kirkland and Kirkland Messina, Inc. which provides that until December 31, 2006, unless earlier terminated in accordance with its terms, Mr. Kirkland will serve as Chairman of the Company. The consideration for such services is an annual payment of $200,000 subject to an annual cost of living adjustment. In addition, Mr. Kirkland may be entitled to receive bonuses and certain other employment benefits as determined by the Board of Directors in its discretion. Mr. Kirkland is required to devote his time to the Company as may be reasonably required to discharge his obligations under the agreement and otherwise will be permitted to render similar services to other companies. Upon a Change of Control (as defined in the agreement), the contract will terminate.

    The Company has entered into an agreement with Dana D. Messina and Kirkland Messina, Inc. which provides that until December 31, 2006, unless earlier terminated in accordance with its terms, Mr. Messina will serve as Chief Executive Officer of the Company. The consideration for such services is an annual payment of $200,000 subject to an annual cost of living adjustment. In addition, Mr. Messina may be entitled to receive bonuses and certain other employment benefits as determined by the Board of Directors in its discretion. Mr. Messina is required to devote his time to the Company as may be reasonably required to discharge his obligations under the agreement and otherwise will be permitted to render similar services to other companies. Upon a Change of Control (as defined in the agreement), the contract will terminate.

    In July 1996, the Company entered into a Noncompete Agreement with each of Thomas T. Burzycki, Bruce A. Stevens, Dennis M. Hanson and Michael R. Vickrey. The Noncompete Agreements remain in effect for a period of ten years and bar the individual parties thereto from competing with the Company in any geographic region in which the Company then conducts business. Additionally, provided that the individual party thereto refrains from engaging in certain restricted sales of Ordinary Common Stock, each Noncompete Agreement commits the Company to renew the individual party's employment agreement described below for successive one-year periods over the life of the Noncompete Agreement.

    On June 22, 1993, the Company entered into an Employment Agreement with Thomas T. Burzycki that became effective on August 11, 1993. The agreement provides that unless affirmatively terminated, Mr. Burzycki will serve as President of Selmer in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Burzycki is eligible to receive bonuses and certain other employment benefits. Mr. Burzycki's agreement provides that, in certain circumstances, the Company is obligated to pay up to $550,000 to Mr. Burzycki upon termination of his employment by Selmer. On May 15, 1998 both parties agreed to cancel the agreement at which point Mr. Burzycki became an employee "at will".

    On May 1, 1995, Steinway entered into an Employment Agreement with Bruce A. Stevens. The agreement provides that Mr. Stevens will serve as President of Steinway, in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Stevens is eligible to receive bonuses and certain other employment benefits. Mr. Stevens' agreement provides that, in certain circumstances, the Company is obligated to pay up to $340,000, plus the salary for the remainder of his term, to Mr. Stevens upon termination of his employment. This agreement was subsequently assigned from Steinway to the Company and thereafter amended to automatically renew on an annual basis unless affirmatively terminated.

    On May 1, 1995, Steinway entered into an Employment Agreement with Dennis M. Hanson. The agreement provides that Mr. Hanson will serve as Chief Financial Officer and Secretary in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Hanson is eligible to receive bonuses and certain other employment benefits. Mr. Hanson's agreement provides that, in certain circumstances, the Company is obligated to pay up to $210,000, plus the salary for the remainder of his term, to Mr. Hanson upon termination of his employment. This Agreement was subsequently assigned from Steinway to the Company and thereafter amended to automatically renew on an annual basis unless affirmatively terminated.

    As of May 8, 1989, Steinway entered into an Employment Agreement with Thomas Kurrer that provides that Mr. Kurrer will serve as Managing Director of Steinway's German operations in consideration of an annual base salary, which may be increased following the end of each year of service. In addition to a base salary, Mr. Kurrer is eligible to receive bonuses and certain other employment benefits. The agreement automatically renews every three years unless at least 12 months' notice is given by either party.

COMPENSATION OF DIRECTORS

    Members of the Board of Directors of the Company do not receive compensation for their services as directors. All members of the Board of Directors are reimbursed for all expenses incurred in connection with their serving on the Board.

RELATED PARTY AGREEMENTS

    Prior to the Company's IPO, Selmer entered into a management agreement (the "Selmer Management Agreement") with Kirkland Messina, Inc. ("KM"), a company owned by Messrs. Kirkland and Messina, pursuant to which Selmer agreed to pay KM an aggregate of $250,000 per year to provide management and consulting services, monitor the business of Selmer and conduct periodic reviews of such business as reasonably requested by Selmer's board of directors, assist in developing a long-term strategic plan and identify, review and analyze merger and acquisition opportunities. KM is a merchant banking firm founded by Messrs. Kirkland and Messina in 1994. The firm is a licensed broker-dealer and has participated in numerous financing, leveraged recapitalization and restructuring transactions. The Company believes that all of the transactions set forth were made on terms no less favorable than could otherwise be obtained from unaffiliated persons.

    Steinway previously entered into a management agreement (the "Steinway Management Agreement") with KM, pursuant to which Steinway agreed to pay KM up to an aggregate of $150,000 per year to provide, among other things, management and consulting services similar to those provided under the Selmer Management Agreement.

    Effective as of the IPO, both of the Selmer and Steinway Management Agreements were terminated and replaced with the agreements discussed above under "Employment Contracts."

    In connection with the Company's IPO, KM received a fee of $1.0 million for arranging, negotiating and obtaining waivers and other required consents and for providing financial and market analyses and other similar consulting and investment banking services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Kirkland and Messina serve as the Chairman of the Board and Chief Executive Officer, respectively, of the Company. Each serves on the Compensation and Option Committees of the Board of Directors. See "Related Party Agreements" above.

LEGAL PROCEEDINGS INVOLVING DIRECTORS, OFFICERS, AFFILIATES OR BENEFICIAL OWNERS

    No director, officer, affiliate or beneficial owner of the Company, or any associate thereof, is a party adverse to the Company or any of its subsidiaries in any lawsuit nor has a material adverse interest thereto.

                      REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION(1)

COMPENSATION PHILOSOPHY

    The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation while establishing a strong, explicit link between executive compensation and the achievement of the Company's annual and long-term performance goals, rewarding above-average corporate performance, recognizing individual initiative and achievement, and assisting the Company in attracting and retaining highly-skilled management. This philosophy has been adhered to by developing incentive pay programs which provide competitive compensation that mirrors Company performance. Both short-term and long-term incentive compensation are based on direct, explicit links to Company performance and the value received by stockholders.

1998 EXECUTIVE COMPENSATION

    Cash compensation includes base salary and annual bonuses. Base salaries are set at competitive levels, with reference to the responsibilities undertaken by personnel, their experience and geographic market conditions. Annual salary adjustments are determined by reference to the Company's and the individual's performance, as well as the competitive geographic marketplace conditions generally. Annual bonuses are awarded based primarily on management's ability to achieve specified earnings levels.

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee does not control compensation decisions with respect to the Chairman of the Board and the Chief Executive Officer. These decisions are determined by the Board of Directors. Since the Company's IPO, the Board has taken no action affecting the compensation paid to either the Chairman of the Board or the Chief Executive Officer.

SUMMARY

    After its review of the Company's existing programs, the Compensation Committee believes that the total compensation program for executives of the Company is competitive with the compensation programs provided by other corporations with which the Company competes for management talent. The Compensation Committee also believes that the annual bonuses provide opportunities to participants that are consistent with the returns that are generated on behalf of the Company's stockholders.

LIMITATION OF TAX DEDUCTION FOR EXECUTIVE COMPENSATION

    The Omnibus Budget Reconciliation Act of 1993 (the "Act") prevents publicly traded companies from receiving a tax deduction on compensation paid to proxy-named executive officers in excess of $1 million annually, effective for compensation paid after 1993. Although the Compensation Committee has not adopted a policy relating to the Act, the Compensation Committee believes that there will be little, if any, impact from this limitation to the Company.

                                          COMPENSATION COMMITTEE:

                                             [SIGNATURE]

                                          Kyle R. Kirkland

                                               [SIGNATURE]

                                          Dana D. Messina

------------------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, the Report of the Compensation Committee on Executive Compensation shall not be incorporated by reference in any such filings.

                              PERFORMANCE GRAPH(1)

    The following graph compares the Company's cumulative total stockholder return on its Ordinary Common Stock for the period from the Company's IPO on August 1, 1996, to December 31, 1998, with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500"), the Russell 2000 Stock Index ("Russell 2000"), and the cumulative total return of a peer group consisting of Baldwin Piano and Organ Co., Harley-Davidson Inc., Boosey & Hawkes PLC and Fleetwood Enterprises. This peer group was selected by management based on the status of each as a manufacturer and distributor of luxury goods. The Russell 2000 has been included in this year's report since, given the recent, significant disparity in the market between small cap and other stocks, management believes it is presently a more meaningful index than the S&P 500. The performance graph assumes a $100 investment on August 1, 1996 in each of the Company's Ordinary Common Stock, the S&P 500, the Russell 2000 and the common stock of the selected peer group. The stock price performance shown in this graph is neither necessarily indicative of nor intended to suggest future stock price performance.

                      COMPARATIVE STOCK PRICE PERFORMANCE
                   AMONG STEINWAY MUSICAL INSTRUMENTS, INC.,
                 THE S&P 500, THE RUSSELL 2000 AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                 COMPARISON OF CUMULATIVE TOTAL RETURNS

                                                   Peer Group   Steinway    S&P 500 Index  The Russell 2000
8/1/96                                                $100.00    $100.00          $100.00           $100.00
12/31/96                                              $104.65     $91.45          $115.01           $113.52
12/31/97                                              $130.19    $121.71          $151.75           $136.82
12/31/98                                              $112.90    $136.84          $189.11           $132.10

                                                               8/1/96    12/31/96   12/31/97   12/31/98
                                                              ---------  ---------  ---------  ---------
Steinway Musical Instruments, Inc...........................  $  100.00  $   91.45  $  121.71  $  136.84
The S&P 500 Index...........................................  $  100.00  $  115.01  $  151.75  $  189.11
The Russell 2000............................................  $  100.00  $  113.52  $  136.82  $  132.10
Peer Group..................................................  $  100.00  $  104.65  $  130.19  $  112.90

------------------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Exchange Act, this Performance Graph shall not be incorporated by reference in any such filings.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of voting securities of the Company as of April 3, 1999 by (i) each person known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each of the directors and Named Executive Officers of the Company and (iii) all executive officers and directors of the Company as a group.

                                                               AMOUNT AND                     AMOUNT AND
                                                               NATURE OF                      NATURE OF
                                                               BENEFICIAL                     BENEFICIAL
                                                              OWNERSHIP OF                 OWNERSHIP CLASS
                                                            ORDINARY COMMON                    A COMMON
                                                                STOCK(1)        PERCENT        STOCK(1)        PERCENT
                                                            ----------------  -----------  ----------------  -----------
SunAmerica Life Insurance Company.........................       1,791,131          20.4%             --             --
  1 SunAmerica Center
  Los Angeles, CA 90067

John Hancock Mutual Life Insurance Company................       1,543,553          17.6%             --             --
  200 Clarendon Street
  John Hancock Place, 57th Floor
  Boston, MA 02117

Fort Hill Capital LLC.....................................         484,600           5.5%             --             --
  1010 Franklin Avenue
  Suite 303
  Garden City, NY 11530

Directors
  Kyle R. Kirkland(2).....................................         196,886           2.2%        226,949           47.5%
  Dana D. Messina(2)......................................         217,571           2.5%        251,004           52.5%
  Thomas T. Burzycki......................................         112,179           1.3%             --             --
  Bruce A. Stevens........................................          86,273           1.0%             --             --
  Peter McMillan(3).......................................              (3)           (3)             --             --

Other Executive Officers
  Dennis M. Hanson........................................          41,601            .5%             --             --
  Michael R. Vickrey......................................          70,000            .8%             --             --
  Thomas Kurrer...........................................          41,601            .5%             --             --

All directors and executive officers as a group (8
  persons)(2)(3)..........................................         764,980           8.7%        477,953          100.0%

------------------------

(1) Each share of Class A Common Stock has 98 votes. Each share of Ordinary Common Stock has one vote.

(2) Includes 1,131 shares owned by Kirkland Messina, Inc., which may be deemed to be beneficially owned by both Kyle R. Kirkland and Dana D. Messina.

(3) Mr. McMillan is Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc. As Chief Investment Officer, Mr. McMillan has overall investment management responsibility for the major asset classes in SunAmerica's investment portfolio, including the 1,791,131 shares owned by SunAmerica Life Insurance Company. Mr. McMillan disclaims beneficial ownership of such shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than 10% of the Company's Ordinary Common Stock to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission"). Executive officers, directors and 10% stockholders are required by the Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal 1998.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche LLP to serve as the Company's independent public accountants to audit the financial statements of the Company for 1999. Deloitte & Touche LLP served as the Company's independent public accountants since 1993. Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS, ON THE ADVICE OF ITS AUDIT COMMITTEE, THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1999.

    Unless a contrary indication is made on the enclosed proxy card, it is the intention of the persons named in the enclosed form of proxy to vote FOR the selected accountants.

                                 OTHER MATTERS

    The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the proxies according to their best judgment.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals, if any, which may be considered for inclusion in the Company's proxy materials for the 2000 Annual Stockholders Meeting must be received by the Company at its offices at 800 South Street, Suite 425, Waltham, Massachusetts 02453 not later than January 28, 2000.

                                 ANNUAL REPORT

    The Annual Report to Stockholders for 1998 accompanies this Proxy Statement. Stockholders may obtain a copy of this report without charge by writing to Steinway Musical Instruments, Inc., 800 South Street, Suite 425, Waltham, Massachusetts 02453, Attn: Investor Relations, telephone number (781) 894-9770.

                       STEINWAY MUSICAL INSTRUMENTS INC.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
              MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 1999

    The undersigned stockholder of Steinway Musical Instruments, Inc. (the "Company"), hereby appoints each of Dana D. Messina and Dennis M. Hanson attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts 02451, on June 11, 1999, at 4:00 p.m., and at any adjournment of said meeting, all of the shares of Ordinary Common Stock which the undersigned may be entitled to vote.

    The Board of Directors recommends a vote FOR the nominees named below and FOR ratification of the accountants named on the reverse side, and if no specification is made, the shares will be voted FOR the election of the nominees named herein, and FOR the ratification of the accountants. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report furnished herewith.

1.   Election of Directors  FOR all nominees  WITHHOLD AUTHORITY                         * Exceptions / /
                            listed below / /  to vote for all nominees listed below / /

   Nominees: Kyle R. Kirkland, Dana D. Messina, Thomas T. Burzycki, Bruce A.
                            Stevens, Peter McMillan

(*Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

2. Ratification of Deloitte & Touche LLP to serve as the Company's independent public accountants to audit the financial statements of the Company for 1999.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.  At their discretion regarding other matters presented at the Annual Meeting.

                                              Dated:
                                                    ----------------------------

                                              ----------------------------------
                                                         (Signature)

                                              ----------------------------------
                                                         (Signature)